Exhibit 10.1(c)

AMENDMENT NO. 2 TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

AND

AMENDMENT NO. 1 TO GUARANTEE

AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“Amendment No. 2”), dated as of May 15, 2006, by and among J. Crew Operating Corp., a Delaware corporation (“Operating”), J. Crew Inc., a New Jersey corporation (“J. Crew”), Grace Holmes, Inc., a Delaware corporation doing business as J. Crew Retail (“Retail”), H.F.D. No. 55, Inc., a Delaware corporation doing business as J. Crew Factory (“Factory”, and together with J. Crew, Retail and Operating, each individually a “Borrower” and collectively, “Borrowers”), J. Crew Group, Inc., a Delaware corporation (“Parent”), J. Crew International, Inc. (“JCI”, and together with Parent, each individually an “Existing Guarantor” and collectively, “Existing Guarantors”), and Madewell Inc., a Delaware corporation (“Madewell”, and together with Existing Guarantors, each individually a “Guarantor” and collectively, “Guarantors”), the parties from time to time to the Loan Agreement (as hereinafter defined) as lenders (each individually, a “Lender” and collectively, “Lenders”) and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation, a national banking association, in its capacity as administrative agent and collateral agent for Lenders pursuant to the Loan Agreement (in such capacity, “Agent”), and AMENDMENT NO. 1 TO GUARANTEE (“Guarantee Amendment”), dated as of May 15, 2006, by the Borrowers and Guarantors in favor of Agent.

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated December 23, 2004, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated as of October 10, 2005 (as the same is amended and supplemented hereby and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the “Financing Agreements”), including, without limitation, the Guarantee, dated December 23, 2002, by the Borrowers and Existing Guarantors in favor of Agent (the “Existing Guarantee”, and as the same is amended and supplemented hereby and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Guarantee”);

WHEREAS, Borrowers, Existing Guarantors and Madewell have requested that Agent and Lenders amend the Loan Agreement and the Guarantee to add Madewell as an additional Guarantor and make certain other amendments to the Loan Agreement and the Guarantee;

WHEREAS, Agent and Required Lenders are willing to agree to such amendments to the extent, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

1.1 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:

(a) “Amendment No. 2” shall mean this Amendment No. 2 to Amended and Restated Loan and Security Agreement by and among Agent, Lenders, Borrowers and Guarantors (including the Amendment No. 1 to Guarantee by Borrowers and Guarantors in favor of Agent set forth herein), as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced.

(b) “Madewell” shall mean Madewell Inc., a Delaware corporation, and its successors and assigns.

(c) “Madewell Supplemental Agreements” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (i) the Information Certificate of Madewell referred to in Section 1.2(d) of Amendment No. 2, (ii) Amendment No. 1 to Pledge and Security Agreement by Operating in favor of Agent and (iii) UCC financing statement by and between Madewell, as debtor, and Agent, as secured party.

(d) “9 3/4% Notes” shall mean, collectively, the 9 3/4% Senior Subordinated Notes due 2014 issued by Operating under the Black Canyon Indenture in the original aggregate principal amount of $275,000,000 and guaranteed by Parent and certain subsidiaries of Parent, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e) “9 3/4% Note Tender Offer Closing Date” shall mean the date on which the transactions contemplated by the 9 3/4% Note Tender Offer Documents have been consummated, but in no event after May 31, 2006.

(f) “9 3/4% Note Tender Offer Documents” shall mean, collectively, (i) the Offer to Purchase for Cash Any and All Outstanding 9 3/4% Senior Subordinated Notes due 2014 (CUSIP No. 46612GAC1) and Solicitation of Consents to Amendments to the Related Indenture, dated October 3, 2005, by Operating with respect to the repurchase by Operating of the 9 3/4% Notes, (ii) the Consent and Letter of Transmittal in Respect of 9 3/4% Senior Subordinated Notes due 2014, (iii) the Black Canyon First Supplemental Indenture, and (iv) all other agreements, documents and instruments related thereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.2 Amendment to Definitions.

(a) As of the 9 3/4% Note Tender Offer Closing Date, all references to the term “Collateral” in the Loan Agreement or any of the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the assets and properties of Madewell at any time subject to the security interest or lien of Agent.

(b) As of the 9 3/4% Note Tender Offer Closing Date, all references to the term “Guarantor” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition, and not in limitation, Madewell as such term is defined herein.

(c) As of the date hereof, all references to the term “Financing Agreements” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Amendment, and all other agreements documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of Agent, any Lender or any other person in connection with the Obligations.

(d) As of the 9 3/4% Note Tender Offer Closing Date, all references to the term “Information Certificate” in the Loan Agreement or any of the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the Information Certificate of Madewell set forth as Exhibit A to this Amendment, and such Information Certificate shall be deemed to be included as part of Exhibit B to the Loan Agreement.

1.3 Interpretation. We refer herein to Amendment No. 2 and the Guarantee Amendment collectively as this “Amendment”). For purposes of this Amendment, all terms used herein, including those terms used or defined in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement.

Section 2. Assumption of Obligations; Amendments to Guarantees and Financing Agreements.

2.1 Effective as of the 9 3/4% Note Tender Offer Closing Date, Madewell hereby expressly (a) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Loan Agreement and the other Financing Agreements applicable to Existing Guarantors and as applied to Madewell, with the same force and effect as if Madewell had originally executed and been an original Guarantor signatory to the Loan Agreement and the other Financing Agreements, (b) is deemed to make as to itself and Existing Guarantors, and is, in all respects, bound by all representations and warranties made by Existing Guarantors to Agent and Lenders set forth in the Loan Agreement or in any of the other Financing Agreements, (c) agrees that Agent, for itself and the benefit of Lenders, shall have all rights, remedies and interests, including security interests in and liens upon the Collateral granted to Agent pursuant to Section 5.1 of the Loan Agreement, under and pursuant to the Loan Agreement and the other Financing Agreements, with respect to Madewell and its properties and assets with the same force and effect as Agent, for itself and the benefit of Lenders, has with respect to Existing Guarantors and their respective assets and properties, as if Madewell had originally executed and had been an original Guarantor signatory to the Loan Agreement and the other Financing Agreements, and (d) assumes and agrees to be directly liable to Agent and Lenders for all Obligations under, contained in, or arising pursuant to the Loan Agreement or any of the other Financing Agreements to the same extent as if Madewell had originally executed and had been an original Guarantor signatory to the Loan Agreement and the other Financing Agreements.

2.2 Effective as of the 9 3/4% Note Tender Offer Closing Date, each Borrower, in its capacity as a guarantor of the payment and performance of the Obligations of the other Borrowers, and each Existing Guarantor hereby agrees that the Existing Guarantee is hereby amended to include Madewell as an additional guarantor party signatory thereto, and Madewell hereby agrees that the Existing Guarantee is hereby amended to include Madewell as an additional guarantor party signatory thereto. Madewell hereby expressly (a) assumes and agrees to be directly liable to Agent and Lenders, jointly and severally with Existing Guarantors and Borrowers signatories thereto, for payment and performance of all Guaranteed Obligations (as defined in the Existing Guarantee), (b) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Existing Guarantee with the same force and effect as if Madewell had originally executed and been an original party signatory to the Existing Guarantee as a Guarantor, and (c) agrees that Agent and Lenders shall have all rights, remedies and interests with respect to Madewell and its assets and properties under the Existing Guarantee with the same force and effect as if Madewell had originally executed and been an original party signatory as a Guarantor to the Existing Guarantee as a Guarantor.

2.3 Effective as of the 9 3/4% Note Tender Offer Closing Date, Madewell, pursuant to Section 5.1 of the Loan Agreement, grants to and confirms its grant to Agent (for itself and the benefit of Lenders) of, a continuing security interest in, a lien upon, and a right of set off against, and assigns to Agent, for itself and the benefit of Lenders, as security for the payment and performance of all Obligations, all Collateral whether now owned or hereafter acquired or existing, and wherever located.

Section 3. Additional Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers and Guarantors to Agent and Lenders pursuant to the other Financing Agreements, each of Borrowers and Guarantors (including Madewell), jointly and severally, hereby represents, warrants and covenants with and to Agent and Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

3.1 This Amendment and each other agreement or instrument to be executed and delivered by each Borrower and Guarantor in connection herewith have been duly authorized, executed and delivered by all necessary action on the part of such Borrower or Guarantor which is a party hereto and thereto and, if necessary, its stockholders, and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each Borrower and Guarantor contained herein and therein constitute legal, valid and binding obligations of such Borrower or Guarantor enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditor’s rights generally and by general principles of equity.

3.2 No action of, or filing with, or consent of any Governmental Authority (other than the filing of UCC financing statements), and no approval or consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment and the transactions contemplated hereby.

3.3 None of the transactions contemplated by this Amendment violate or will violate any applicable material law applicable to any Borrower, Guarantor or Madewell, or regulation, or do or will give rise to a default or breach under any material agreement to which any Borrower, Guarantor or Madewell is a party or by which any material property of any Borrower, Guarantor or Madewell is bound.

3.4 Borrowers and Guarantors (including Madewell) shall take such steps and execute and deliver, and cause to be executed and delivered, to Agent, such additional UCC financing statements, and other and further agreements, documents and instruments as Agent may require in order to more fully evidence, perfect and protect Agent’s first priority security interest in the Collateral (including the Collateral of Madewell).

3.5 Each other representation and warranty applicable to Madewell as a Person comprising a Guarantor under the Financing Agreements is and will be true and correct as of the date hereof, excluding any representations and warranties which specifically relate to an earlier date.

Section 4. Conditions. The effectiveness of the amendments set forth in this Amendment shall be subject to the satisfaction of each of the following conditions:

4.1 Agent shall have received an original of this Amendment, duly authorized, executed and delivered by Borrowers and Guarantors;

4.2 Agent shall have received all consents of Lenders required for the consents and amendments provided for herein;

4.3 Agent shall have received evidence, in form and substance satisfactory to Agent, that Borrowers and Guarantors have obtained all necessary consents and approvals to the execution, delivery and performance of this Amendment, which are and shall remain in full force and effect;

4.4 Agent shall have received, in form and substance satisfactory to Agent, evidence that all requisite corporate or limited liability company action and proceedings in connection with this Amendment have been taken and approved, and Agent shall have received all information and copies of all documents, including records of requisite corporate or limited liability company action and proceedings which Agent may have reasonably requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers;

4.5 Agent shall have received (i) a copy of the By-Laws of Madewell, (ii) a certificate from the Secretary or Assistant Secretary of Madewell dated on or about the date hereof certifying that each of the foregoing documents remains in full force and effect and has not been modified or amended, except as described therein, and (iii) good standing certificates (or its equivalent) from the Secretary of State (or comparable official) from each jurisdiction where the nature and extent of the business transacted by Madewell or ownership of assets and properties makes such qualification necessary;

4.6 Agent shall have received, in form and substance reasonably satisfactory to Agent, from Madewell, Secretary’s Certificates of Directors’ Resolutions, Corporate By-laws, Incumbency and Shareholder’s Consent evidencing the adoption and subsistence of corporate resolutions approving the execution, delivery and performance by Madewell of this Amendment and the agreements, documents and instruments to be delivered pursuant to this Amendment;

4.7 Agent shall have received, in form and substance satisfactory to Agent, evidence that Agent will have a valid perfected first priority security interest in all of the Collateral of Madewell upon the filing of a UCC financing statement naming Agent, as secured party, and Madewell, as debtor;

4.8 Agent shall have received, in form and substance reasonably satisfactory to Agent, each of the Madewell Supplemental Agreements, as duly authorized, executed and delivered by the parties thereto; and

4.9 No Default or Event of Default shall exist or have occurred and be continuing.

Section 5. Miscellaneous.

5.1 Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. The Loan Agreement and this Amendment shall be read and construed as one agreement. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

5.2 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary, in the reasonable discretion of Agent, to effectuate the provisions and purposes of this Amendment.

5.3 Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York without regard to principals of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

5.4 Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

5.5 Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic means shall have the same force and effect as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic means also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment as to such party or any other party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the date and year first above written.

J. CREW OPERATING CORP.
J. CREW INC.
GRACE HOLMES, INC. d/b/a J. CREW RETAIL
H.F.D. NO. 55, INC. d/b/a J. CREW FACTORY
J. CREW GROUP, INC.
MADEWELL INC.

By:	/s/ James S. Scully
Name:	James S. Scully
Title:	Executive Vice President and Chief Financial Officer

J. CREW INTERNATIONAL, INC.

By:	/s/ Nicholas P. Lamberti
Name:	Nicholas P. Lamberti
Title:	Vice President and Controller

[Signature Page to Amendment No. 2 to Amended and Restated Loan and Security Agreement and Amendment No. 1 to Guarantee]

WACHOVIA BANK, NATIONAL ASSOCIATION, successor by merger to Congress Financial Corporation, as Agent and as Lender

By:	/s/ Jason Searle
Name:	Jason Searle
Title:	Vice President

[Signature Page to Amendment No. 2 to Amended and Restated Loan and Security Agreement and Amendment No. 1 to Guarantee]

BANK OF AMERICA N.A.

By:	/s/ Kathleen Dimock
Name:	Kathleen Dimock
Title:	Managing Director

[Signature Page to Amendment No. 2 to Amended and Restated Loan and Security Agreement and Amendment No. 1 to Guarantee]

LASALLE RETAIL FINANCE, a division of Lasalle Business Credit, as agent for Standard Federal Bank National Association

By:	/s/ Dan O’Rourke
Name:	Dan O’Rourke

[Signature Page to Amendment No. 2 to Amended and Restated Loan and Security Agreement and Amendment No. 1 to Guarantee]

SIEMEN’S FINANCIAL SERVICES, INC.

By:	/s/ Joseph Accardi
Name:	Joseph Accardi
Title:	Vice President

[Signature Page to Amendment No. 2 to Amended and Restated Loan and Security Agreement and Amendment No. 1 to Guarantee]

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Steve Schuitt
Name:	Steve Schuitt
Title:	Vice President

[Signature Page to Amendment No. 2 to Amended and Restated Loan and Security Agreement and Amendment No. 1 to Guarantee]

EXHIBIT A TO

AMENDMENT NO. 2 TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

AND

AMENDMENT NO. 1 TO GUARANTEE

Information Certificate

See Attached.